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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): April 1, 2003

                                CONCORD EFS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                       001-31527                04-2462252
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

          2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee, 38133 (Address of Principal Executive Offices, including Zip Code)

                                 (901) 371-8000
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On April 1, 2003, Concord EFS, Inc. ("Concord") entered into an Agreement and Plan of Merger (the "Merger Agreement") with First Data Corporation ("First Data") and Monaco Subsidiary Corporation, a wholly owned subsidiary of First Data ("Sub"), pursuant to which Sub will be merged with and into Concord (the "Merger") and Concord will become a wholly owned subsidiary of First Data. Consummation of the Merger is subject to various conditions, including approval by the stockholders of Concord and First Data and the receipt of all requisite regulatory approvals.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     A copy of the joint press release of Concord and First Data, dated April 2, 2003, announcing the signing of the Merger Agreement is attached to this report as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

     2.1 Agreement and Plan of Merger, dated as of April 1, 2003, among First Data Corporation, Monaco Subsidiary Corporation and Concord EFS, Inc.

     99.1 Press Release issued by Concord EFS, Inc. and First Data Corporation, dated April 2, 2003

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONCORD EFS, INC.

                                      By:  /s/ E. T. Haslam
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Date:  April 2, 2003                       Edward T. Haslam
                                      Its: Senior Vice President,
                                           Chief Financial Officer and Treasurer

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